Exhibit 99.1

FARADAY FUTURE TIMELY FILES ITS ANNUAL REPORT ON FORM 10-K FOR 2024
REFLECTING NEW FUNDING, SUBSTANTIAL IMPROVEMENTS IN OPERATION AND COST
CONTROL, AND FX PRODUCT DEVELOPMENT

●	Since September 2024, the Company has secured more than $100 million in funding commitments, which supports FF and FX strategic developments. Total cash inflows exceeded operating cash outflows in both Q3 and Q4 2024.

●	During 2024, FF’s average total operating expenses declined to just over $5 million per month, reflecting a significant improvement in cost control capabilities.

●	All class action and derivative action lawsuits against the Company have been dismissed.

●	The Company has now timely filed its periodic financial reports with the Securities and Exchange Commission (“SEC”) on time for three consecutive periods, indicating the improved financial filing capability and processes within the FF organization.

●	The FX Super One is anticipated to be unveiled in June 2025, and two FX 6 prototype mules have arrived in Los Angeles for testing and validation. The Company expects to start collecting paid reservations thereafter in preparation for the first planned FX to roll off the line by the end of 2025.

●	Jerry Wang, the President of FF, plans to speak at the Jones Las Vegas Technology and Innovation Conference in April 2025, together with Eric F. Trump, Executive Vice President of The Trump Organization.

Los Angeles, CA (March 31, 2025) -- Faraday Future Intelligent Electric Inc. (Nasdaq: FFAI) (“FF”, “Faraday Future”, or the “Company”), a California-based global shared intelligent electric mobility ecosystem company, timely filed its 2024 Annual Report on Form 10-K before market open today, providing a comprehensive overview of its financial and operational performance. The report highlights the Company’s key financial metrics, business operations and strategic initiatives. FF also just delivered the first FF 91 2.0 Futurist Alliance on in the East Coast market and reaffirmed the Company’s commitment to the region.

Jerry Wang will also participate and be a guest speaker at the Jones Las Vegas Technology and Innovation Conference in April 2025, hosted by Jones Trading. The conference will bring together a select group of innovative companies and institutional investors for a two-day event. The conference will feature keynote addresses from Dr. Charity Dean, CEO of PHC Global, and Eric F. Trump, Executive Vice President of The Trump Organization.

HIGHLIGHTS FROM 10-K FILING

Overall, FF saw improved financial stability in the second half of 2024 and beyond. In both Q3 and Q4 of 2024, total cash inflows exceeded operating cash outflows. This positive cash flow dynamic, combined with a 75% year-over-year reduction in operating cash burn and meaningful cost reductions across R&D and SG&A, reflects the tangible progress FF has made in aligning cost structure with operational priorities, while positioning it for long-term scalability and financial resilience.

The second half of 2024 was also highlighted by the securing of two rounds of funding commitments in September and December 2024, which helps support its FF and FX strategic developments. FF also made significant progress in FX product development with two prototype mules shipped to the U.S. in November 2024, and the recent change of its ticker symbol to “FFAI” reflecting its focus on AI technology.

All class action and derivative action lawsuits against the Company have been dismissed. A California putative class action lawsuit against the Company was settled in March 2024, and in February 2025, a consolidated Delaware class action lawsuit against the Company was dismissed with prejudice in its entirety. Furthermore, all putative derivative lawsuits against the Company were dismissed at various times in 2024.

Looking forward, 2025 will be a pivotal year for FF. With a strong focus on driving technological innovation, and maintaining financial discipline, the Company is positioning itself for long-term growth and success in the EV market. And above all, fighting to enhance stockholder value for both institutional and retail investors.

The Annual Report on Form 10-K is available on the SEC’s website at www.sec.gov under the company’s filings, as well as on the Company’s investor relations website https://investors.ff.com/

ABOUT FARADAY FUTURE

Faraday Future is a California-based global shared intelligent electric mobility ecosystem company. Founded in 2014, the Company’s mission is to disrupt the automotive industry by creating a user-centric, technology-first, and smart driving experience. Faraday Future’s flagship model, the FF91, exemplifies its vision for luxury, innovation, and performance. The new FX strategy aims to introduce mass production models equipped with state-of-the-art luxury technology similar to the FF 91, targeting a broader market with middle-to-low price range offerings. For more information, please visit https://www.ff.com/us/.

FORWARD LOOKING STATEMENTS

This communication includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include but are not limited to statements regarding the Company’s Bridge Strategy, the Company’s growth strategy and the development of the markets in which it operates and/or plans to operate, the continued production and delivery of the FF 91, the Faraday (FX) brand, the Company’s capital raising strategy, the development and commercialization of EREVs, integrating existing third-party range extender technology into the FX vehicles, future compliance with Nasdaq listing requirements, optimizing funding costs, increasing investor interaction, and enhancing stockholder value, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to secure the necessary funding to execute on the FX strategy, which will be substantial; the Company’s ability to secure necessary agreements to license and/or produce Super One, FX 5 or FX 6 vehicles in the U.S., the Middle East, or elsewhere, none of which have been secured; the Company’s ability to homologate the Super One, FX 5 or FX 6 for sale in the U.S., the Middle East, or elsewhere; the Company’s ability to secure necessary permits at its Hanford, CA production facility; the Company’s ability to successfully design and develop an EREV; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warrant claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to cover future warranty claims; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors, and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the SEC on March 31, 2025, and other documents filed by the Company from time to time with the SEC.

CONTACTS

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com